UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported): December 31, 2018

Akorn, Inc.

(Exact name of registrant as specified in charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045
(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2019, Akorn, Inc. (the “Company” or “Akorn”) and Bruce Kutinsky entered into a letter agreement (the “Letter Agreement”) agreeing that Mr. Kutinsky will no longer serve as Chief Operating Officer of the Company effective December 31, 2018.

The Letter Agreement provides for certain terms in connection with Mr. Kutinsky’s departure from the Company. Pursuant to the Letter Agreement, Mr. Kutinsky will serve in a consulting role to the Company and will be reasonably available to the President and CEO and the management team to provide transition and consulting related support from January 1, 2019 through March 31, 2019, and further to provide support to the Company’s legal department through December 31, 2019 pursuant to a separate agreement, which Mr. Kutinsky and the Company have agreed to endeavor to enter into at a later date.

In consideration of Mr. Kutinsky’s agreement to provide the transition, consulting and legal support services, Mr. Kutinsky’s unvested restricted stock units will vest as of December 31, 2018, and he will be compensated a total cash fee in the amount of $906,675 which will be paid in 12 equal monthly installments. The Company agrees to reimburse reasonable travel expenses that Mr. Kutinsky incurs at the request of the Company related to the transition and legal support services.

Further, the Letter Agreement provides that Mr. Kutinsky will be entitled to severance benefits under Mr. Kutinsky’s Employment Agreement with the Company, entered into on April 11, 2014 (the “Employment Agreement”), as though Mr. Kutinsky resigned for “good reason” consisting of a lump-sum cash payment equal to his total eligible bonus, a lump-sum cash payment equal to one year of base annual compensation and total eligible annual bonus and one year of continued life and health insurance coverage. The parties also agreed to modify the Employment Agreement to provide Mr. Kutinsky an additional two months of life and health insurance coverage through February 28, 2020. Except as described above, all other applicable terms of the Employment Agreement will remain in full force and effect.

The Company thanks Bruce for his contributions and the work he has done for Akorn.

The foregoing description of the Letter Agreement is qualified in its entirety by the text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
10.1	Letter Agreement dated January 7, 2019 between Bruce Kutinsky and Akorn, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

		By:	/s/ Duane Portwood
Duane Portwood
Chief Financial Officer

Date:	January 7, 2019